                                   EXHIBIT A


                 AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D



     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing, on behalf of each of them, of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock of BA Merchant Services, Inc. Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


Date:  October 30, 1998


                                            BANKAMERICA CORPORATION



                                            By    /s/ Charles P. Welch
                                               _________________________________
                                                      Charles P. Welch
                                                      Senior Vice President




                                            BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION



                                            By      /s/ John E. Mack
                                               _________________________________
                                                        John E. Mack
                                                        Senior Vice President

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